Exhibit 99.1

Lesaka Reports Fourth Quarter 2022 Results

JOHANNESBURG, September 9, 2022 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the fourth fiscal quarter and year ended June 30, 2022.

Highlights:

Performance for the quarter ended June 30, 2022 (Q4 2022)

  Group revenue of $121.8 million in Q4 2022, compared to $34.5 million for the quarter ended June 30, 2021 (Q4 2021), driven by the inclusion of Connect from April 14, 2022 which added $86.2 million to the Group's revenue and 23% growth in revenue in the existing merchant business. On a constant currency basis, the existing merchant business grew revenue 35% in Q4 2022 to ZAR304 million1.
  The Group's operating loss of $10.1 million in Q4 2022 improved from an operating loss of $13.6 million for Q4 2021.
  Segment Adjusted EBITDA (before corporate/eliminations) for Q4 2022 improved to a profit of $6.1 million compared to a loss of $6.7 million in Q4 2021, demonstrating progress made on the transformative journey to build the leading South African fintech platform, bringing financial inclusion and digitization. Looking forward, the Group is well positioned for growth.
  The Connect acquisition closed early in Q4 2022 and the Connect business continued to deliver strong growth during the quarter, slightly ahead of expectations. The integration process of the two groups has been very encouraging, with tangible results already achieved.

Performance for the year ended June 30, 2022

  Successful execution of our strategy outlined last year, demonstrated by the closing of the Connect acquisition and progress on the Consumer segment turnaround.
  Revenue for the year increased to $222.6 million, from $130.8 million driven by the inclusion of Connect from April 14, 2022 which added $86.2 million to the Group's revenue and 13% growth in revenue in the existing merchant business.
  Consumer business revenues were flat in 2022, where our focus was primarily on right-sizing the cost base. It is encouraging that cost savings were achieved whilst growing our active account base and maintaining transaction volumes and revenues in the Consumer business.
  The Group's operating loss of $40.2 million for the year reflects a 25% improvement compared to the operating loss of $53.9 million reported for the year ended June 30, 2021.
  Normalized EBITDA (before corporate/eliminations) after normalizing for $12.4 million of once off adjustments improved 57% to a $18.6 million loss from a $42.9 million loss in the previous year, driven by increased revenue in our existing Merchant segment, continued execution on cost saving initiatives and the contribution of Connect during the final quarter.
  Cost optimization initiatives and restructuring the operations of the Consumer business in 2022 delivered cost saving in excess of original expectations, with approximately $19.7 million (ZAR300 million1) in costs removed from the Consumer business cost base on an annualized basis, of which $13.7 million (ZAR208 million1) was realized in this year ended June 30, 2022.

1. Translated at the average exchange rate of ZAR 15.20 to $1 for fiscal 2022 and ZAR15.56 to $ for Q4 2022.

"We are delighted with the Group's achievements over the past year. The strategy set by our new Board in 2020 and communicated to the market over the past 12 months is being effectively executed. With the Connect acquisition, Lesaka now has a complete product offering to the underserved consumers and merchants in Southern Africa, which advances our vision to build the leading South African full-service fintech platform. What has been most encouraging is the way the Lesaka and Connect teams are working together to explore and execute opportunities to increase revenues, improve performance and deliver better value to our customers through our unique dual-sided ecosystem. Great progress has also been made in the Consumer segment turnaround, which is now very close to breakeven. We will continue to focus on optimizing cost structures as well as account growth and cross-selling opportunities to increase ARPU. After a year of tremendous change and transformation, the Group is well positioned to take advantage of the high growth opportunities our market presents," said Chris Meyer, Lesaka Group CEO.

Summary Financial Metrics

Three months ended

	Three months ended
	Jun 30, 2022	Jun 30, 2021	Mar 31, 2022	Q4 '22 vs Q4 '21	Q4 '22 vs Q3 '22	Q4 '22 vs Q4 '21	Q4 '22 vs Q3 '22
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	121,789	34,517	35,202	253%	246%	288%	245%

GAAP operating loss	(10,122)	(13,600)	(9,421)	(26%)	7%	(18%)	7%

Adjusted EBITDA (loss)(1)	1,337	(8,208)	(2,828)	nm	nm	nm	nm

GAAP (loss) income per share ($)	(0.25)	0.03	(0.06)	nm	327%	nm	326%

Fundamental loss per share ($)(1)	(0.09)	(0.18)	(0.05)	(50%)	80%	(45%)	79%

Fully-diluted shares outstanding ('000's)	61,619	56,937	57,791	8%	7%	n/a	n/a

Average period USD / ZAR exchange rate	15.56	14.17	15.61	10%	(0%)	n/a	n/a

Year ended

	Year ended		F2022 vs F2021	F2022 vs F2021
	June 30, 2022	June 30, 2021
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	222,609	130,786	70%	65%

GAAP operating loss	(40,195)	(53,872)	(25%)	(28%)

Adjusted EBITDA loss(1)	(18,637)	(42,907)	(57%)	(58%)

GAAP loss per share ($)	(0.75)	(0.67)	12%	8%

Fundamental loss per share ($)(1)	(0.49)	(0.87)	(44%)	(46%)

Fully-diluted shares outstanding ('000's)	58,364	56,898	3%	n/a

Average period USD / ZAR exchange rate	15.20	15.72	(3%)	n/a

(1) Adjusted EBITDA income (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Operating income before depreciation and amortization and adjusted EBITDA, and -Fundamental net loss and fundamental loss per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA income (loss) and Adjusted EBITDA (loss), and GAAP net loss to fundamental net loss and loss per share.

Factors impacting comparability of our Q4 2022 and Q4 2021 results

• Higher revenue: Our revenues increased 288% in ZAR, primarily due to the contribution from Connect, which contributed ZAR 1,341 million in Q4 2022 compared to nil in Q4 2021 with the Connect Group acquired on April 14, 2022. On a constant currency basis the existing Merchant business grew revenue 35% in Q4 22 to ZAR304 million. Group revenue drivers in the quarter included an increase in hardware sales, an increase in merchant transaction processing fees, and a moderate increase in lending and insurance revenues;

• Lower operating losses: Operating losses decreased, delivering an improvement of 18% in ZAR compared with the prior period primarily due to contribution from Connect, the closure of the loss-making IPG operations and the implementation of various cost reduction initiatives in our Consumer business, which was partially offset by an increase in acquisition related intangible asset amortization;

• Significant transaction costs: We expensed $4.2 million of transaction costs related to the Connect acquisition; and

• Foreign exchange movements: The U.S. dollar was 10% stronger against the ZAR during the fourth quarter of fiscal 2022, which impacted our reported results.

Results of Operations by Segment and Liquidity

Consumer

Segment revenue was $15.7 million in Q4 2022, down 6% compared with Q4 2021, and down 5% compared with Q3 2022, on a constant currency basis. Segment revenue decreased primarily due to lower processing fees, partially offset by higher lending and insurance revenues and higher account holder fees. Our EBITDA loss reduced during Q4 2022 compared with the comparable periods as a result of the cost reduction initiatives, including the Q3 2022 reorganization process, embarked on during fiscal 2022 and a recalibration, in June 2022, of our allowance for doubtful microlending finance loans receivable from 10% of the lending book outstanding to 6.5% of the lending book, which resulted in a release from the allowance in fiscal 2022, which decreases were partially offset by an increase in insurance-related claims experience. Our EBITDA loss margin (calculated as EBITDA loss divided by revenue) for Q4 2022 and 2021 was (9%) and (38%), respectively.

Merchant

Segment revenue was $105.7 million in Q4 2022, up 632% compared with Q4 2021 and up 470% compared to Q3 2022 on a constant currency basis. Segment revenue increased due to the inclusion of Connect for two and a half months and an increase in hardware sales and processing fees. The increase in segment EBITDA is primarily due to the inclusion of Connect, which was partially offset by higher costs related to processing fees and higher employee-related expenses. Connect records a significant proportion of its airtime sales in revenue and cost of sales, while only earning a relatively small margin. This depresses the EBITDA margins shown by the business. Our EBITDA margin for Q4 2022 and 2021 was 7% and 2%, respectively.

Other

Other includes the activities of IPG in fiscal 2021 and our other legacy businesses outside South Africa, principally Botswana.

Segment revenue decreased due to lower revenue following the closure of IPG in fiscal 2021. We recorded an EBITDA contribution during the fourth quarter of fiscal 2022 following the closure of our loss-making activities performed through IPG.

Corporate/Eliminations

Our corporate expenses generally include acquisition-related intangible asset amortization; expenses incurred related to corporate actions; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; certain employee and executive bonuses; stock-based compensation; legal fees; audit fees; directors and officer's insurance premiums; elimination entries; and from fiscal 2022 our group CEO's compensation.

Our corporate expenses for fiscal 2022 increased compared with fiscal 2021 primarily due to transaction related expenses of $4.2 million (ZAR 65.9 million) related to the Connect acquisition, legacy adjustments of clearing and settlement accounts of $1.6 million (ZAR 25.7 million) and significantly higher stock-based compensation charges due to the expansion of our senior management team. The legacy processing adjustments represents amounts we identified during the current fiscal quarter related to prior periods.

Cash flow and liquidity

At June 30, 2022, our cash and cash equivalents were $43.9 million and comprised of ZAR-denominated balances of ZAR 0.5 billion ($32.8 million), U.S. dollar-denominated balances of $9.6 million, and other currency deposits, primarily Botswana pula, of $1.5 million, all amounts translated at exchange rates applicable as of June 30, 2022. The decrease in our unrestricted cash balances from June 30, 2021 was primarily due to utilization of cash reserves to fund a portion of the Connect purchase consideration that was payable in cash, and to fund our operations and payment of reorganization costs, which was partially offset by the receipt of $11.4 million related to the sale of Bank Frick in fiscal 2021 and a $3.7 million gain on foreign currency options.

Q1 2023 Outlook

The Company expects the following for the three months ended September 2022:

  Revenue between $130 million and $133 million; and
  Total Segment Adjusted EBITDA of between $6.1 million and $6.5 million.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on September 12, 2022, at 8:00 a.m. Eastern Time.

The results webcast can be accessed by using the following link: https://tinyurl.com/2hbdpuew

Webcast ID: 890 1764 5390

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference Call dial-in:

  US Toll-Free: + 309 205 3325
  South Africa Toll-Free + 27 87 550 3946

Participants using the conference call dial-in will be unable to ask questions.

A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

Operating income before depreciation and amortization and adjusted EBITDA

Operating income before depreciation and amortization is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for unusual non-recurring items, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2022 also includes adjustments for a gain related to fair value adjustments in respect of currency options, reorganization costs incurred, legacy processing adjustments, a gain on disposal of equity securities and a loss on disposal of equity-accounted investments.

Fundamental net loss and loss per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities, loss on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and the deferred tax liability reversal related to the impairment of the equity-accounted investment.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022), with the acquisition of the Connect. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Partner - ICR

Email: LesakaIR@icrinc.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
REVENUE	$121,789	$34,517	$222,609	$130,786

EXPENSE

Cost of goods sold, IT processing, servicing and support	100,522	22,353	168,317	96,248
Selling, general and administration	21,663	24,546	74,993	84,063
Depreciation and amortization	5,491	1,218	7,575	4,347
Reorganization costs	-	-	5,894	-
Transaction costs related to Connect Group acquisition	4,235	-	6,025	-

OPERATING LOSS	(10,122)	(13,600)	(40,195)	(53,872)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	-	23,362	-	49,304

GAIN RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	-	-	3,691	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	30	-	376	13

GAIN ON DISPOSAL OF EQUITY SECURITIES	-	-	720	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT - BANK FRICK	-	-	-	472

INTEREST INCOME	626	482	2,089	2,416

INTEREST EXPENSE	3,557	814	5,829	2,982

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(13,083)	9,430	(39,900)	(5,619)

INCOME TAX (BENEFIT) EXPENSE	(427)	3,011	327	7,560

NET (LOSS) INCOME BEFORE LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	(12,656)	6,419	(40,227)	(13,179)

LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	(2,493)	(4,780)	(3,649)	(24,878)

NET LOSS ATTRIBUTABLE TO LESAKA	(15,149)	1,639	(43,876)	(38,057)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.25)	$0.03	$(0.75)	$(0.67)
Diluted loss attributable to Lesaka shareholders	$(0.25)	$0.03	$(0.75)	$(0.67)

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

	(A)	(A)
	June 30,	June 30,
	2022	2021
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,940	$198,572
Restricted cash	60,860	25,193
Accounts receivable, net of allowance of - 2022: $509; 2021: $267 and other receivables	28,898	26,583
Finance loans receivable, net of allowance of - 2022: $1,691; 2021: $2,349	33,892	21,142
Inventory	34,226	22,361
Total current assets before settlement assets	201,816	293,851
Settlement assets	15,916	466
Total current assets	217,732	294,317
PROPERTY, PLANT AND EQUIPMENT, net of acc. depr. of - 2022: $35,249; 2021: $38,535	24,599	7,492
OPERATING LEASE RIGHT-OF-USE	7,146	4,519
EQUITY-ACCOUNTED INVESTMENTS	5,861	10,004
GOODWILL	162,657	29,153
INTANGIBLE ASSETS, net of acc. amort. of - 2022: $16,390; 2021: $16,403	156,702	357
DEFERRED INCOME TAXES	3,776	622
OTHER LONG-TERM ASSETS, including reinsurance assets	78,092	81,866
TOTAL ASSETS	656,565	428,330
LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	51,338	14,245
Short-term credit facilities	14,880	-
Accounts payable	18,572	7,113
Other payables	34,362	27,588
Operating lease liability - current	2,498	2,822
Current portion of long-term borrowings	6,804	-
Income taxes payable	2,140	256
Total current liabilities before settlement obligations	130,594	52,024
Settlement obligations	15,276	466
Total current liabilities	145,870	52,490
DEFERRED INCOME TAXES	54,211	10,415
OPERATING LEASE LIABILITY - LONG TERM	4,827	1,890
LONG-TERM BORROWINGS	134,842	-
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,466	2,576
TOTAL LIABILITIES	342,216	67,371
REDEEMABLE COMMON STOCK	79,429	84,979
EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2022: 62,324,321; 2021: 56,716,620	83	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2022: -; 2021: -	-	-
ADDITIONAL PAID-IN-CAPITAL	327,891	301,959
TREASURY SHARES, AT COST: 2022: 24,891,292; 2021: 24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(168,840)	(145,721)
RETAINED EARNINGS	362,737	406,613
TOTAL LESAKA EQUITY	234,920	275,980
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	234,920	275,980
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$656,565	$428,330

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(15,149)	$1,639	$(43,876)	$(38,057)
Depreciation and amortization	5,491	1,218	7,575	4,347
Movement in allowance for doubtful accounts receivable	334	(803)	1,551	110
Interest payable	208	45	9	(1)
Fair value adjustment related to financial liabilities	10	(361)	(466)	840
Gain on disposal of equity securities	-	-	(720)	-
Loss on disposal of equity-accounted investment	30	-	376	13
Loss on disposal of equity-accounted investment - Bank Frick	-	-	-	472
Loss from equity-accounted investments	2,493	4,780	3,649	24,878
Movement in allowance for doubtful loans	-	4,000	38	4,739
Change in fair value of equity securities	-	(23,362)	-	(49,304)
(Profit) Loss on disposal of property, plant and equipment	(449)	(120)	(2,849)	480
Stock-based compensation charge	1,251	(532)	2,962	344
Dividends received from equity accounted investments	18	69	155	194
Decrease (Increase) in accounts receivable and finance loans receivable	12,021	(479)	9,055	3,751
(Increase) Decrease in inventory	(4,793)	(1,363)	(4,820)	1,279
(Decrease) Increase in accounts payable and other payables	(7,183)	4,058	(8,851)	(335)
Increase (Decrease) in taxes payable	643	(1,712)	1,087	(17,210)
(Decrease) Increase in deferred taxes	(1,866)	4,665	(2,324)	5,089
Net cash used in operating activities	(6,690)	(8,258)	(37,198)	(58,371)
Cash flows from investing activities
Capital expenditures	(2,837)	(338)	(4,558)	(4,285)
Proceeds from disposal of property, plant and equipment	688	226	4,217	571
Acquisition of Connect, net of cash acquired	(202,159)	-	(202,159)	-
Proceeds from disposal of equity securities	-	-	720	-
Proceeds from disposal of equity-accounted investment	46	-	865	-
Proceeds from disposal of equity-accounted investment - Bank Frick	3,890	-	11,390	18,568
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	-	20,114
Proceeds from disposal of DNI as equity-accounted investment	-	-	-	6,010
Loan to equity-accounted investment	-	-	-	(1,238)
Repayment of loans by equity-accounted investments	-	-	-	134
Net change in settlement assets	(4,265)	1,711	(4,163)	7,901
Net cash (used in) cash provided by investing activities	(204,637)	1,599	(193,688)	47,775
Cash flows from financing activities
Proceeds from bank overdraft	164,464	98,324	570,862	360,083
Repayment of bank overdraft	(152,951)	(97,137)	(525,459)	(365,440)
Long-term borrowings utilized	78,851	-	78,851	-
Repayment of long-term borrowings	(5,581)	-	(5,581)	-
Guarantee fee	(1,307)	-	(1,307)	-
Proceeds from issue of shares	-	-	759	53
Proceeds from disgorgement of shareholders' short-swing profits	-	-	-	124
Net change in settlement obligations	4,236	(1,711)	4,134	(7,901)
Net cash provided by (used in) financing activities	87,712	(524)	122,259	(13,081)
Effect of exchange rate changes on cash	(11,633)	4,118	(10,338)	14,957
Net decrease in cash, cash equivalents and restricted cash	(135,248)	(3,065)	(118,965)	(8,720)
Cash, cash equivalents and restricted cash - beginning of period	240,048	226,830	223,765	232,485
Cash, cash equivalents and restricted cash - end of period	$104,800	$223,765	$104,800	$223,765

(A) Derived from audited consolidated financial statements.

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended June 30, 2022 and 2021 and March 31, 2022

	Three months ended			Change - actual		Change - constant exchange rate(1)
Key segmental data, in '000, except margins	Jun 30, 2022	Jun 30, 2021	Mar 31, 2022	Q4 '22 vs Q4 '21	Q4 '22 vs Q3 '22	Q4 '22 vs Q4 '21	Q4 '22 vs Q3 '22
Revenue:
Consumer	$15,700	$18,282	$16,429	(14%)	(4%)	(6%)	(5%)
Merchant	105,714	15,855	18,478	567%	472%	632%	470%
Other	475	463	397	3%	20%	13%	19%
Subtotal: Operating segments	121,889	34,600	35,304	252%	245%	287%	244%
Intersegment eliminations	(100)	(83)	(102)	20%	(2%)	32%	(2%)
Consolidated revenue	$121,789	$34,517	$35,202	253%	246%	288%	245%

Segment Adjusted EBITDA
Consumer	$(1,361)	$(6,908)	$(6,866)	(80%)	(80%)	(78%)	(80%)
Merchant	7,354	257	1,271	2,761%	479%	3,043%	477%
Other	150	(89)	87	nm	72%	nm	72%
Total Segment Adjusted EBITDA	6,143	(6,740)	(5,508)	nm	nm	nm	nm
Corporate/Eliminations	(9,466)	(4,485)	(2,560)	111%	270%	132%	269%
Subtotal	(3,323)	(11,225)	(8,068)	(70%)	(59%)	(67%)	(59%)
Less: Lease adjustments	1,308	1,157	890	13%	47%	24%	47%
Less: Depreciation and amortization	5,491	1,218	463	351%	1,086%	395%	1,082%
Consolidated operating loss	$(10,122)	$(13,600)	$(9,421)	(26%)	7%	(18%)	7%

Segment Adjusted EBITDA (loss) margin (%)
Consumer	(8.7%)	(37.8%)	(41.8%)
Merchant	7.0%	1.6%	6.9%
Other	31.6%	(19.2%)	21.9%
Consolidated EBITDA (loss) margin	(8.3%)	(39.4%)	(26.8%)

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q4 2022 also prevailed during Q4 2021 and Q3 2022.

Year ended June 30, 2022 and 2021

			Change - actual	Change - constant exchange rate(2)

	Year ended June 30,		F2022 vs F2021	F2022 vs F2021
Key segmental data, in '000, except margins	2022	2021
Revenue:
Consumer	$65,932	$66,149	(0%)	(4%)
Merchant	155,366	61,478	153%	144%
Other	1,695	3,318	(49%)	(51%)
Subtotal: Operating segments	222,993	130,945	70%	65%
Intersegment eliminations	(384)	(159)	142%	134%
Consolidated revenue	$222,609	$130,786	70%	65%

Segment Adjusted EBITDA
Consumer(1)	$(22,232)	$(26,303)	(15%)	(18%)
Merchant	11,305	4,728	139%	131%
Other	503	(10,374)	nm	nm
Total Segment Adjusted EBITDA	(10,424)	(31,949)	(67%)	(68%)
Corporate/Eliminations	(18,241)	(13,428)	36%	31%
Subtotal	(28,665)	(45,377)	(37%)	(39%)
Less: Lease adjustments	3,955	4,148	(5%)	(8%)
Less: Depreciation and amortization	7,575	4,347	74%	69%
Consolidated operating loss	$(40,195)	$(53,872)	(25%)	(28%)

Segment Adjusted EBITDA (loss) margin (%)
Consumer	(33.7%)	(39.8%)
Merchant	7.3%	7.7%
Other	29.7%	(312.7%)
Consolidated EBITDA (loss) margin	(18.1%)	(41.2%)

(1) - Consumer Segment Adjusted EBITDA for fiscal 2022, includes reorganization costs of $5.9 million.

(2) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2022 also prevailed during fiscal 2021.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative (loss) earnings from our equity-accounted investments:

	Three months ended June 30,			Nine months ended March 31,
	2022	2021	% change	2022	2021	% change
Finbond	$(2,509)	$(1,742)	44%	$(3,665)	$(22,009)	(83%)
Share of net loss	(2,509)	(1,742)	44%	(3,665)	(4,359)	(16%)
Impairment	-	-	nm	-	(17,650)	nm
Bank Frick	-	-	nm	-	1,156	nm
Share of net income	-	-	nm	-	1,156	nm
Other	16	(3,038)	nm	16	(4,025)	nm
Share of net income (loss)	16	(92)	nm	16	(531)	nm
Impairment	-	(2,946)	nm	-	(3,494)	nm
Loss from equity-accounted investments	$(2,493)	$(4,780)	(48%)	$(3,649)	$(24,878)	(85%)

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three and twelve months ended June 30, 2022 and 2021

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Operating loss - GAAP	$(10,122)	$(13,600)	$(40,195)	$(53,872)

Depreciation and amortization	5,491	1,218	7,575	4,347
Operating loss before depreciation and amortization	(4,631)	(12,382)	(32,620)	(49,525)
Legacy processing adjustments	1,629	-	1,629	-
Reorganization costs	-	-	5,894	-
Allowance for doubtful EMI loans receivable	-	-	-	4,739
Transaction costs	4,339	337	6,460	1,879
Adjusted EBITDA (loss)	$1,337	$(12,045)	$(18,637)	$(42,907)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended June 30, 2022 and 2021

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(15,149)	1,639	(0.25)	0.03	(235,783)	23,223	(3.83)	0.40

Transaction costs	4,339	174			67,533	2,465
Intangible asset amortization, net	2,664	70			41,462	990
Stock-based compensation charge	1,251	(532)			19,471	(7,538)
Legacy processing adjustments, net	1,173	-			18,539	-
Loss on sale of equity-accounted investment	30	-			467	-
Change in fair value of equity securities, net	-	(18,456)			-	(261,497)
Impairment of equity method investment	-	2,946			-	41,741
Allowance for doubtful EMI loans receivable	-	4,000			-	56,675
Fundamental	(5,692)	(10,159)	(0.09)	(0.18)	(88,311)	(143,941)	(1.43)	(2.54)

Twelve months ended June 30, 2022 and 2021

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(43,876)	(38,057)	(0.75)	(0.67)	(666,818)	(598,111)	(11.43)	(10.54)

Transaction costs	6,460	1,879			98,178	29,531
Reorganization costs, net of tax	5,894	-			89,576	-
Gain related to fair value adjustment to currency options	(3,691)	-			(56,095)	-
Stock-based compensation charge	2,962	344			45,016	5,406
Intangible asset amortization, net	2,765	253			42,012	3,961
Legacy processing adjustments, net	1,173	-			18,539	-
Gain on disposal of equity securities	(720)	-			(10,942)	-
Loss on sale of equity-accounted investment	376	13			5,714	204
Change in fair value of equity securities, net	-	(38,950)			-	(612,149)
Impairment of equity method investments	-	21,144			-	327,140
Reversal of deferred taxes related to impairment of equity method investment	-	(1,353)			-	(22,633)
Allowance for doubtful EMI loans receivable	-	4,739			-	74,479
Loss on disposal of equity-accounted investment - Bank Frick	-	472			-	7,418
Fundamental	(28,657)	(49,516)	(0.49)	(0.87)	(434,820)	(784,754)	(7.45)	(13.82)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2022 and 2021

	2022	2021

Net (loss) income (USD'000)	(15,149)	1,639
Adjustments:
Loss on sale of equity-accounted investment	30	-
Impairment of equity method investments	-	2,946
Profit on sale of property, plant and equipment	(449)	(120)
Tax effects on above	126	34

Net (loss) income used to calculate headline loss (USD'000)	(15,442)	4,499
Weighted average number of shares used to calculate net (loss) income per share basic and headline (loss) income per share basic ('000)	61,619	56,678
Weighted average number of shares used to calculate net (loss) income per share diluted and headline (loss) income per share diluted loss ('000)	61,619	56,937

Headline (loss) income per share:
Basic, in USD	(0.25)	0.08
Diluted, in USD	(0.25)	0.08

Twelve months ended June 30, 2022 and 2021

	2022	2021

Net loss (USD'000)	(43,876)	(38,057)
Adjustments:
Gain on disposal of equity securities	(720)	-
Loss on sale of equity-accounted investment	376	-
Impairment of equity method investments	-	21,144
Loss on disposal of equity-accounted investment - Bank Frick	-	430
(Profit) Loss on sale of property, plant and equipment	(2,849)	480
Tax effects on above	798	(134)

Net loss used to calculate headline loss (USD'000)	(46,271)	(16,137)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	58,364	56,765
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	58,364	56,898

Headline loss per share:
Basic, in USD	(0.79)	(0.28)
Diluted, in USD	(0.79)	(0.28)

Calculation of the denominator for headline diluted loss per share

	Three months ended June 30,		Year ended
	2022	2021	2022	2021

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	61,619	56,678	58,364	56,765
Effect of dilutive securities under GAAP	-	259	-	133
Denominator for headline diluted loss per share	61,619	56,937	58,364	56,898

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.